SEASONS SERIES TRUST

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that the undersigned Trustees of Seasons Series Trust do hereby constitute and appoint Kathleen D. Fuentes, Edward J. Gizzi, Gregory R. Kingston and Jennifer M. Rogers, or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with any Registration Statement on Form N-1A or Form N-14 and any and all amendments (including pre- and post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacities indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date

/s/ Martha B. Willis

	Chair and Trustee	March 26, 2026
Martha B. Willis

/s/ Tracey C. Doi

	Trustee	March 26, 2026
Tracey C. Doi

/s/ Jane Jelenko

	Trustee	March 26, 2026
Jane Jelenko

/s/ Christianne Kerns

	Trustee	March 26, 2026
Christianne Kerns

/s/ Charles H. Self III

	Trustee	March 26, 2026
Charles H. Self III

/s/ Bruce G. Willison

	Trustee	March 26, 2026
Bruce G. Willison

/s/ Timothy Brown

	Trustee	March 26, 2026
Timothy Brown